Exhibit 99.2
Abercrombie & Fitch
February 2009 Sales Release
Call Script
This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended February 28, 2009.
Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.
Net sales for the four-week period ended February 28, 2009, were $174.5 million, a 24% decrease from net sales of $228.9 million for the four-week period ended March 1, 2008. Total Company direct-to-consumer net sales were $14.1 million for the four-week period ended February 28, 2009, a 17% decrease from sales for the four-week period ended March 1, 2008. February comparable store sales decreased 30%.
By brand, Abercrombie & Fitch comparable store sales were down 27%. Men’s comps were down by a low teen; women’s comps were down by a mid thirty. Transactions per store decreased 26%; average transaction value decreased 2%.

Abercrombie & Fitch
February 2009 Sales Release
Call Script
For abercrombie, comparable store sales were down 34%. Boys comps were down by a high twenty; girls comps were down by a high thirty. Transactions per store decreased 30%; average transaction value decreased 4%.
Hollister comparable store sales were down 33%. Dudes comps were down by a low twenty; Bettys comps were down by a high thirty. Transactions per store decreased 33%; average transaction value increased 2%.
RUEHL comparable store sales were down 33%. Men’s comps were down by a mid twenty; women’s comps were down by a low forty. Transactions per store decreased 36%; average transaction value decreased 1%.
From a merchandise classification standpoint across all brands, stronger performing masculine categories included fragrance, jeans and fleece, while graphic tees and knit tops were weakest. Stronger performing feminine categories included sweaters, woven shirts and fragrance, while knit tops, fleece, and graphic tees were weakest.

Abercrombie & Fitch
February 2009 Sales Release
Call Script
Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales continued to be stronger in the flagship stores, particularly in the UK.
Thank You.

3